UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2009

THE PANTRY, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-25813
Delaware	56-1574463
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

305 Gregson Drive Cary, North Carolina (Address of principal executive offices)	27511 (Zip code)

Registrant’s telephone number, including area code: (919) 774-6700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On November 3, 2009, the compensation and organization committee of the Board of Directors of The Pantry, Inc. (the “Company”) approved a new form of award agreement under the Company’s 2007 Omnibus Plan for awarding restricted stock subject to performance-based vesting to employees (the “Form of Performance-Based Restricted Stock Award”).

Restricted stock granted pursuant to the Form of Performance-Based Restricted Stock Award will have restrictions that lapse with respect to one-third (1/3) of the shares of restricted stock on the first, second and third anniversaries of the initial grant of the award subject to the achievement of annual performance criteria, which will be established by the compensation and organization committee of the Board of Directors annually, during the relevant fiscal year for each installment and subject to continued employment with the Company.

Any annual installment of restricted stock will be forfeited if the annual performance criteria are not met.  Any restrictions remaining on the restricted stock will immediately lapse in the event that the employee is terminated by reason of death or disability.  Additionally, if the employee’s termination is a result of retirement after attaining age fifty-five with at least ten years of completed service with the Company, any restrictions on the restricted stock will lapse for the respective installment on the date the committee determines the Company has met its performance goals for such installment.  With regard to the restricted stock, the employee will have all rights of a stockholder, including dividend and voting rights.

The description of the restricted stock award is qualified in its entirety by reference to the Form of Performance-Based Restricted Stock Award, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 4, 2009, as part of its periodic review of the Company’s Code of Business Conduct and Ethics (the “Code”), which applies to all of its directors, officers and employees, the Company’s Board of Directors approved minor amendments to the Code.  The amendments adopted by the Board of Directors covered the following areas: (1) the scope of the Code, (2) non-retaliation policy for reports of violations of the Code, (3) political or religious speech by employees, (4) prohibition on loans to any directors, officers and employees and (5) outside employment that may lead to conflicts of interest.

The foregoing summary description of the amendments to the Company’s Code of Conduct is qualified in its entirety by reference to the amended Code of Business Conduct and Ethics, a copy of which is filed herewith as Exhibit 14.1 to this Form 8-K, and incorporated herein by reference.  The Company has posted the amended Code of Conduct in the Investors section on its corporate website at www.thepantry.com.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description of Exhibit
10.1	Form of Performance-Based Restricted Stock Award Agreement (Awarding Performance-Based Restricted Stock to Employee)
14.1	The Pantry, Inc. Code of Business Conduct and Ethics, as amended through November 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

	By:	/s/ Frank G. Paci
Frank G. Paci Executive Vice President of Business Operations and Chief Financial Officer

Date: November 09, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Form of Performance-Based Restricted Stock Award Agreement (Awarding Performance-Based Restricted Stock to Employee)
14.1	The Pantry, Inc. Code of Business Conduct and Ethics, as amended through November 4, 2009.